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                                                                    EXHIBIT 21-1


                           THE NAVIGATORS GROUP, INC.
                                AND SUBSIDIARIES

FOR THE YEAR ENDED DECEMBER 31, 1996

SUBSIDIARIES OF THE REGISTRANT

                                                       JURISDICTION IN
     NAME                                              WHICH ORGANIZED
     ------------------------------------------------  -------------------
     Navigators Insurance Company                        New York
     NIC Insurance Company                               New York
     Somerset Marine, Inc.                               New York
     Somerset of Georgia, Inc.                           Georgia
     Somerset Insurance Services of Texas, Inc.          Texas
     Somerset Insurance Services of California, Inc.     California
     Somerset Insurance Services of Washington, Inc.     Washington
     Somerset Property, Inc.                             New York
     Somerset Re Management, Inc.                        Delaware
     Navigators Management Corporation                   New York
     Somerset Casualty Agency, Inc.                      New York
     Somerset Marine Aviation Property Managers, Inc.    New Jersey
     Somerset Asia Pacific Pty Limited                   Sydney, Australia
     Somerset Marine (UK) Limited                        London, UK
     Navigators Corporate Underwriters, Ltd.             London, UK